BANK OF NEW ENGLAND CORPORATION
                                                CASH F
        FROM THE PERIOD FROM DECEMBER 31, 2010 TO JUNE 30, 2011


        Cash balance at December 31, 2010             101,254,088



        Receipts:

         1.   Interest                                 552,097.20
         2.   Miscellaneous adjustments                      1.03
                Total Receipts                         552,098.23


        Expenditures:

         1.  Professional fees                         160,198.84
         2.  Trustee's bond                            162,300.00
         3.  Interco Transfers                         188,200.00
         4.  Administrative expense                     31,282.49
         5.  Insurance expense                           1,776.00
                Total Expenditures                     543,757.33




        Cash Balance at June 30, 2011                 101,262,429.04